Exhibit 10.07

CREDIT AGREEMENT

This Credit Agreement (as amended, supplemented and restated, this “Agreement”) dated as of May 9, 2005 between SANDERS MORRIS HARRIS GROUP INC. (the “Borrower”), a Texas corporation, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (the “Lender”), a national banking association;

W I T N E S S E T H:

THAT, in consideration of the mutual covenants, agreements and undertakings herein contained, the Obligors hereto agree as follows:

1. Definitions.

1.1 Defined Terms. Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in the Credit Documents have the meanings provided below.

Adjusted EBITDA means (a) net income plus (b) interest expense plus (c) depreciation plus (d) amortization and impairment of goodwill plus (e) deferred income taxes minus (f) capital expenditures (net of proceeds from Indebtedness used to make capital expenditures) minus (g) payments of cash dividends.

Affiliate means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the own-ership of voting securities or otherwise.

Annual Financial Statements means the annual Financial Statements of a Person, accompanied by a report and opinion of independent certified public accountants satisfactory to the Lender, which shall (a) state that such financial statements, in the opinion of such accountants, present fairly the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with Generally Accepted Accounting Principles and (b) not express a doubt as to the ability of such Person to continue as a going concern; in the case of a Person with Subsidiaries, its Annual Financial Statements shall also include its consolidating Financial Statements, but such consolidating Financial Statements need not be covered by the report and opinion of such Person’s independent certified public accountants described in the preceding clause of this definition.

Applications means all applications and agreements for Letters of Credit, or similar instruments or agreements, in a form then used by the Lender; to the extent that an Application is inconsistent with this Agreement, this Agreement shall control.

Business Day means a day when the main office of the Lender is open for the making of commercial loans in Houston, Texas.

Code means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regula-tions, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

Collateral means all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents, or intended so to be.

Credit Documents means this Agreement, the Note, the Interest Rate Agreement, all Applications, all Security Documents, all instruments, certificates and agreements now or hereafter executed or delivered to the Lender pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

Debt means all Indebtedness for borrowed money, including capitalized leases.

Entities means corporations, partnerships, joint ventures, limited liability companies, joint stock associations, business trusts and other business entities.

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regula-tions, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

Event of Default means any of the events specified in Section 7.1, if there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and Default means any of such events, whether or not any such requirement has been satisfied.

Existing Letters of Credit means the letters of credit heretofore issued by the Lender and described on Schedule 1.

Financial Statements means the financial statements of a Person, including all notes (if any) thereto, which shall include a balance sheet as of the date of such financial statements and an income statement and a statement of cash flows for the calendar year to date, all setting forth in comparative form the corresponding figures from the previous calendar year and prepared in accordance with Generally Accepted Accounting Principles (subject, in all cases except Annual Financial Statements, to normal year-end adjustments).

Generally Accepted Accounting Principles means, as to a particular Person, such accounting practice as, in the opinion of the independent accountants of recognized national standing regu-larly retained by such Person and acceptable to the Lender, conforms at the time to generally accepted accounting principles, consistently applied. Generally accepted accounting principles means those principles and practices which are (a) recognized as such by the Financial Accounting Standards Board; (b) applied for all periods after the date hereof in a manner con-sistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lender, and (c) consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such prin-ciple or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to the Lender.

Governmental Authority means any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the fore-going, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Lender, the Borrower, any of the Borrower’s Subsidiaries or their respec-tive Property.

Highest Lawful Rate means the maximum nonusurious rate of interest permitted to be charged by applicable federal or Texas law (whichever shall permit the higher lawful rate) from time to time in effect. At all times, if any, as the Texas Finance Code shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the “weekly ceiling” (as defined therein) from time to time in effect.

Indebtedness means and include (a) all items which in accordance with Generally Accepted Accounting Principles would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, surplus, surplus reserves and deferred credits); (b) all guar-anties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebt-edness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; but such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Lender in trust for the payment thereof.

Interest Rate Agreement means the Interest Rate Agreement of even date herewith between the Borrower and the Lender.

Legal Requirement means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or inter-pretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority or any Self-Regulatory Organization.

Letter of Credit Drawing means any drawing under a Letter of Credit.

Letter of Credit Exposure means, on any date, the sum of (a) the aggregate then-undrawn face amount of all outstanding Letters of Credit plus (b) all then-unreimbursed Letter of Credit Drawings.

Letter of Credit Sublimit means $1,500,000.

Letters of Credit means all letters of credit issued pursuant to this Agreement, including the Existing Letters of Credit.

Leverage Ratio means, on the last day of any calendar quarter, the ratio of (a) Debt as of such date to (b) Adjusted EBITDA for the four calendar quarters then ending.

Lien means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroach-ments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

Liquidity means, on any date, (a) cash and cash equivalents plus (b) marketable securities owned plus (c) marketable securities available for sale minus (d) securities sold, not yet purchased.

Liquidity Ratio means, on any date, the ratio of (a) Liquidity to (b) Debt.

Loan means each advance of funds pursuant to this Agreement.

Loan Commitment means, on any date, the difference of (a) the Maximum Commitment minus (b) the Letter of Credit Exposure.

Management Group means George L. Ball; Robert E. Garrison II; Titus H. Harris, Jr.; Ben T. Morris, and Don A. Sanders.

Margin Stock shall have the meaning ascribed to such term in Regulation U.

Maximum Commitment means $15,000,000.

Note means the promissory note of the Borrower described in Section 2.1, and any and all renewals, extensions, modifications, rearrangements and replacements thereof and any and all substitutions therefor.

Obligations means all Indebtedness of the Obligors under the Credit Documents, including the Loans, the Indebtedness under the Applications, the Letter of Credit Drawings, the expenses of the Lender of the type described in Section 8.8, other expenses paid or incurred by the Lender in performing any agreement of any Obligor under any Credit Document which such Obligor has failed to perform and obligations under Section 8.9.

Obligors means all Persons other than the Lender executing any Credit Document.

Organizational Documents means, with respect to an Entity, the documents and instruments providing for the formation, organization and governance thereof.

Past Due Rate means a rate per annum equal to the lesser of (a) the Prime Rate plus 2% or (b) the Highest Lawful Rate.

Person means any individual, Entity, trust, unin-corporated organization, Governmental Authority, Self-Regulatory Organization or any other form of entity.

Plan means any plan subject to Title IV of ERISA and maintained for employees of the Borrower, any of its Subsidiaries or any member of a “controlled group of corporations”, as such term is defined in the Code, of which the Borrower or any of its Subsidiaries is a part, or any such plan to which the Borrower or any of its Subsidiaries is required to contribute on behalf of its employees.

Prime Rate means the rate of interest per annum publicly announced from time to time by the Lender as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

Proper Form means in form and substance reasonably satisfactory to the Lender.

Property means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

Regulation U means Regulation U of the Board of Governors of the Federal Reserve System.

Quarterly Financial Statements means the quarterly Financial Statements of a Person.

Secretary’s Certificate means a certificate of the Secretary or an Assistant Secretary (or similar officer) of an Entity as to (a) the resolutions of the Board of Directors (or similar body) of such Entity authorizing the execution, delivery and performance of the Credit Documents to be delivered by such Entity; (b) the incumbency and signature of the officer(s) of such Entity executing such Credit Documents on behalf of such Entity, and (c) the Organizational Documents of such Entity.

Security Agreement means the security agreement, in Proper Form, in favor of the Lender in connection with the Loans, covering the equity in certain Subsidiaries of the Borrower and other property therein described and securing, without limitation, the Obligations.

Security Documents means this Agreement, the Security Agreement and any and all other agreements and other instruments and Financing Statements now or hereafter executed and delivered or authorized by any Person (other than solely by the Lender and/or any other creditor partici-pating in any of the Obligations or any collateral or security therefor) in connection with, or as security for the payment or performance of, the Obligations.

Self-Regulatory Organizations means all securities exchanges, commodity exchanges, the National Association of Securities Dealers and other Persons (a) to which any Governmental Authority has delegated any of its powers and (b) which has jurisdiction over the Borrower or any of its Subsidiaries.

Subsidiary means, as to a particular parent Entity, any Entity of which more than 50% of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent Entity, or by one or more of its Affiliates.

Termination Date means the earlier of (a) 364 days after the date hereof (or, if such day is not a Business Day, the immediately preceding Business Day) or (b) the date specified by the Lender in accordance with Section 7.1(3).

Total Exposure means, on any date, the sum of (a) the outstanding principal balance of the Note plus (b) the Letter of Credit Exposure, in each case for such day.

Unused Commitment means, on any date, the difference of (a) the Maximum Commitment minus (b) the Total Exposure.

1.2       Other Terms and References. Except where specifically otherwise provided in the Credit Documents:

(a)  Each of the following terms shall have the meaning ascribed to it in the Texas Uniform Commercial Code on the date hereof:

accessions, continuation statement, fixtures, general intangibles, goods, proceeds, security in-terest and security agreement.

(b)  Any accounting term not otherwise defined shall have the meaning ascribed to it under Generally Accepted Accounting Principles.

(c)  All calculations of amounts and ratios with respect to each covenant contained in the Credit Documents shall be carried out to the precision implied in such covenant; e.g., if a ratio is expressed in a covenant as “at least 1.00 to 1” then such ratio shall be rounded to the nearest 0.01, while if a ratio is expressed in a covenant as “at least 1.0 to 1” then such ratio shall be rounded to the nearest 0.1.

(d)      Unless otherwise specified, all references to time shall be references to Houston time.

(e)  Wherever the term “including” or any of its correlatives appears in a Credit Document, it shall be read as if it were written “including (by way of example and without limiting the generality of the subject or concept referred to)”.

(f)  Wherever the word “herein” or “hereof” is used in a Credit Document, it is a reference to that entire Credit Document and not just to the subdivision of it in which the word is used.

(g)  References in a Credit Document to Section and Article numbers are references to the Sections and Articles, respectively, of such Credit Document.

(h)  References in a Credit Document to Exhibits, Schedules, Riders, Annexes and Appendices are to the Exhibits, Schedules, Riders, Annexes and Appendices to such Credit Document, and they shall be deemed incorporated into such Credit Document by reference.

(i)  Any term defined in the Credit Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; but nothing in this Section shall be construed to authorize any such modification, amendment, supplement, restate-ment, renewal, extension or substitution except as may be permitted by other provisions of the Credit Documents.

(j)       Defined terms may be used in the singular or plural, as the context requires.

(k)  The pronouns used in the Credit Documents are in the neuter gender but shall be construed as feminine, masculine or neuter, as the context requires.

2.  The Credits.

2.1  Loans. Subject to the terms and conditions hereof, the Lender agrees to make Loans to the Borrower from time to time before the Termination Date, not to exceed the Loan Commitment at any one time outstanding, the Borrower having the right to borrow, repay and reborrow. Each Loan shall be an integral multiple of $10,000 or the Unused Commitment, whichever is less. Each repayment of the Loans shall be an integral multiple of $10,000 or the principal balance of the Note, whichever is less. The Loans shall be evidenced by the Note substantially in the form of Exhibit A.

2.2  Letters of Credit.

(a)  Subject to the terms and conditions hereof, the Lender agrees to issue Letters of Credit for the account of the Borrower (or the account of a Subsidiary of the Borrower, as favouree) from time to time before the Termination Date, in such face amount, with such expiry date (but no Letter of Credit shall have an expiry date which is more than one year after the scheduled Termination Date) and for the benefit of such beneficiary as the Borrower may designate in the Application for such Letter of Credit; but the Lender shall have no obligation to issue a Letter of Credit if, after giving effect to such issuance, either (x) the Letter of Credit Exposure would exceed the Letter of Credit Sublimit or (y) the Total Exposure would exceed the Maximum Commitment. In consideration for the issuance of each Letter of Credit, the Borrower agrees to pay the Lender (1) a letter of credit fee equal to the lesser of $500 or 1% per annum of the face amount of such Letter of Credit for its term, paid as a condition to the issuance of such Letter of Credit, and (2) the usual and customary fees of the Lender for each amendment and wire advice of and drawing under such Letter of Credit. All past due fees shall accrue interest at the Past Due Rate.

(b)  The obligation of the Borrower to reimburse the Lender for amounts drawn under each Letter of Credit shall be a demand obligation as described in the related Application; but if the Borrower fails to promptly reimburse the Lender for any such draw, then the Lender may advance the amount of such draw as a Loan, regardless of the procedures (including conditions precedent) described in this Agreement concerning the making of Loans, the size of such Loan or the acceleration of the Termination Date as provided in Section 8.1(2).

(c)  On the Termination Date (whether by the passage of time or otherwise), the Borrower shall immediately provide the Lender with either (1) cash collateral in an amount equal to the Letter of Credit Exposure, such collateral to be subject to Security Documents in Proper Form, or (2) a back-up letter of credit for each outstanding Letter of Credit, each such back-up letter of credit in a face amount equal to the relevant Letter of Credit, with an expiry date at least one month after the expiry date of such Letter of Credit, issued by an issuer reasonably satisfactory to the Lender and in Proper Form.

2.3  Unused Commitment Fee; Reduction of Maximum Commitment. In consideration of the Maximum Commitment, the Borrower agrees to pay a commitment fee (computed on the basis of the actual number of days elapsed in a year composed of 360 days) of 1/8% per annum on the daily average Unused Commitment, such fee to be due and payable on the last Business Day of each June, September, December and March before the Termination Date and on the Termination Date. All past due commitment fees shall bear interest at the Past Due Rate. The Borrower may, upon ten Business Days’ prior written notice to the Lender, permanently reduce the Maximum Commitment in integral multiples of $100,000; but the Borrower may not reduce the Maximum Commitment to an amount less than the then-current Total Exposure.

2.4  Capital Adequacy.

(a)  If after the date of this Agreement, the Lender shall have determined that the adoption or effectiveness of any appli-cable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or adminis-tration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender’s capital as a consequence of its obligations under the Credit Documents to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender’s policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

(b) A certificate of the Lender setting forth in reasonable detail the cause and such amount or amounts as shall be necessary to compensate the Lender as speci-fied in Section 2.4(a), detailing the calculation of such amount(s), shall be delivered as soon as practicable to the Borrower and shall be conclusive and binding, absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 15 days after the Lender delivers such certificate. In preparing such certi-ficate, the Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

2.5  Payments. Unless otherwise expressly provided therein, all payments of principal, interest and other fees and amounts due from any Obligor under the terms of the Credit Documents shall be made in immediately available dollars to the Lender at its principal banking building in Houston, Harris County, Texas, by no later than 12:00 noon on the date when due; each payment made after that time shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day. Except as otherwise provided in the Credit Documents, if any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the then-applicable rate per annum during such extension.

3.  Conditions.

3.1  All Extensions of Credit. The obligation of the Lender to make any Loan or to issue any Letter of Credit is subject to (a) the accuracy, in all material respects, of all representations and warranties of the Obligors on the date thereof; (b) the performance by the Obligors of their respective obligations under the Credit Documents and (c) the satisfaction of the following further conditions: (1) the Lender shall have received the following, all of which shall be duly executed and in Proper Form: (A) in the case of a Loan, a Request for Loan, substantially in the form of Exhibit B, by the relevant Rate Designation Date (as defined in the Interest Rate Agreement) before the date (which shall be a Business Day) of such proposed Loan; (B) in the case of a Letter of Credit, an Application, five Business Days before the date (which shall be a Business Day) of the proposed issuance of such Letter of Credit, and (C) such other documents as the Lender may reasonably require; (2) before the making of the Loan or the issuance of the Letter of Credit, as the case may be, there shall have occurred, in the sole opinion of the Lender, no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower and its Subsidiaries, taken as a whole; (3) no Default or Event of Default shall have occurred and be continuing, and (4) the making of the Loan or the issuance of the Letter of Credit, as the case may be, shall not be prohibited by, or subject the Lender to any penalty or onerous condition under, any Legal Requirement.

3.2 First Extension of Credit. In addition to the matters described in Section 3.1, the obligation of the Lender to make the first Loan or issue the first Letter of Credit hereunder (other than the Existing Letters of Credit) is subject to the receipt by the Lender of each of the following, in Proper Form: (a) the Note, the Security Agreement and the Interest Rate Agreement, each duly executed by the Borrower; (b) a Secretary’s Certificate for the Borrower; (c) a certificate from the Secretary of State or other appropriate public official as to the continued existence or authority to do business and good standing of the Borrower; Sanders Morris Harris, Inc., and SMH Capital Advisors, Inc.; (d) a legal opinion substantially to the effects set forth on Exhibit D, and (e) evidence satisfactory to the Lender as to the priority of the security interests created by the Security Documents, and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to Locke Liddell & Sapp LLP, counsel for the Lender. Upon the satisfaction of the conditions described in the immediately preceding sentence, the Existing Letters of Credit shall be deemed to be Letters of Credit for all purposes, and the application for each Existing Letter of Credit shall be deemed to be an Application, without need for any further action and without any adjustment to the letter of credit fees previously paid in connection with the issuance of the Existing Letters of Credit.

4. Representations and Warranties.

To induce the Lender to enter into this Agreement and to make the Loans, the Borrower represents and warrants as follows:

4.1 Organization. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the state of its organization; (b) has all power and authority to conduct its business as presently conducted; (c) is duly qualified to do business and in good standing in all jurisdictions where such qualification is necessary or desirable, and (d) has all licenses, permits and registrations necessary to conduct its business as presently conducted, and all of the same are in full force and effect.

4.2  Financial Statements. The financial statements delivered to the Lender fairly present, in accordance with Generally Accepted Accounting Principles, the financial condition and the results of operations of the Borrower and its Subsidiaries as at the dates and for the periods indicated. No material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of the Borrower and its Subsidiaries, taken as a whole, since the dates of such financial statements. Neither the Borrower nor any of such other Persons is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

4.3  Enforceable Obligations; Authorization. The Credit Documents are legal, valid and binding obligations of the Obligors, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of the Credit Documents (a) have all been duly authorized by all necessary action by the Obligors; (b) are within the power and authority of the Obligors; (c) do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Obligors; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which the Obligors or any of their respective Property may be bound or affected, and (e) do not and will not result in the creation of any Lien upon any Property of any of the Obligors except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained. Except as expressly set forth therein, the Liens of the Security Documents will constitute valid and perfected first and prior Liens on the Collateral, subject to no other Liens whatsoever.

4.4  Other Debt. Neither the Borrower nor any of its Subsidiaries is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party.

4.5 Litigation. Except as heretofore disclosed to the Lender, there is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, nor any outstanding judgment, order or decree affecting, the Borrower or any of its Subsidiaries before or by any Governmental Authority or any Self-Regulatory Organization. Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority or any Self-Regulatory Organization.

4.6 Title.  The Borrower and each of its Subsidiaries has good and marketable title to its respective Property, free and clear of all Liens other than Liens permitted under Section 6.2.

4.7 Taxes.  The Borrower and each of its Subsidiaries has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith by appropriate proceedings diligently conducted.

4.8 Investment Company Act. No Obligor is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.9 Public Utility Holding Company Act. No Obligor is a “holding company,” a “subsidiary company” of a “holding company,” an “affiliate” of a “holding company” or an affiliate of a “subsidiary company” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

4.10 Subsidiaries. The Borrower has no Subsidiaries other than as listed on Appendix I. Each such Subsidiary is owned by the Borrower in the percentage set forth on Appendix I.

4.11 Representations by Others; No Misrepresentation. All statements made by or on behalf of any Obligor in connection with any Credit Document shall constitute representations and warranties of the Borrower hereunder. No information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or delivered hereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. Affirmative Covenants.

The Borrower covenants and agrees with the Lender that before the termination of this Agreement it will do, cause each of its Subsidiaries to do, and if necessary cause to be done, each and all of the following:

5.1 Taxes, Existence, Regulations, Property, etc. At all times (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and reserves in accordance with Generally Accepted Accounting Principles have been established therefor; (b) do all things necessary to preserve its existence, qualifications, rights and franchises in all States where such qualification is necessary or desirable; (c) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property, and (d) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

5.2 Financial Statements and Information. Furnish to the Lender: (a) as soon as available and in any event within 120 days after the end of each calendar year, Annual Financial Statements of the Borrower and its Subsidiaries; (b) as soon as available and in any event within 45 days after the end of each calendar quarter, Quarterly Financial Statements of the Borrower and its Subsidiaries; (c) concurrently with the financial statements provided for in Sections 5.2(a) and (b), a Certificate of No Default substantially in the form of Exhibit D; (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with (1) the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission; (2) any Self-Regulatory Organization, or (3) any national securities exchange, and (e) such other information relating to the financial condition and affairs of the Borrower and its Subsidiaries as from time to time may be reasonably requested by the Lender.

5.3 Financial Tests. Have and maintain as of the end of each calendar quarter: (a) total assets under management with a fair value of at least $8,000,000,000; (b) a Liquidity Ratio of at least 1.50 to 1, and (c) a Leverage Ratio of no more than 2.50 to 1.

5.4 Inspection. Upon at least one Business Day’s prior notice, permit the Lender to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as the Lender may reasonably desire.

5.5 Further Assurances. Promptly execute and deliver any and all other and further instruments which may be requested by the Lender to cure any defect in the execution and delivery of any Credit Document or more fully to describe particular aspects of the Borrower’s agreements set forth in the Credit Documents or so intended to be.

5.6 Books and Records. Maintain books of record and account in accordance with Generally Accepted Accounting Principles.

5.7 Insurance. Maintain insurance with such insurers, on such of its properties, in such amounts and against such risks as is satisfactory to the Lender, and furnish the Lender satisfactory evidence thereof promptly upon request.

5.8 Notice of Certain Matters. Notify the Lender immediately upon acquiring knowledge of (a) the institution or threatened institution of any lawsuit or administrative proceeding affecting the Borrower or any of its Subsidiaries; (b) any material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower or any of its Subsidiaries, or (c) the occurrence of any Event of Default or any Default. The Borrower will notify the Lender in writing at least 30 days before the date that the Borrower or any of its Subsidiaries changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

5.9 Use of Credits. The Letters of Credit and proceeds of the Loans will be used for general corporate purposes.

6. Negative Covenants.

The Borrower covenants and agrees with the Lender that before the termination of this Agreement it will not, and will not suffer or permit any of its Subsidiaries to, do any of the following:

6.1 Indebtedness. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (a) Indebtedness to the Lender; (b) Indebtedness secured by Liens permitted by Section 6.2; (c) other liabilities existing on the date of this Agreement and heretofore disclosed to the Lender, and all renewals and extensions (but not increases) thereof; (d) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; (e) Indebtedness incurred in connection with assets sold in the ordinary course of business but not yet owned, and (f) other Indebtedness, not to exceed $250,000 in the aggregate at any one time outstanding.

6.2 Liens. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or contract rights; but the Borrower or any of its Subsidiaries may create or suffer to exist: (a) artisans’ or mechanics’ Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due; (b) Liens in effect on the date hereof and disclosed to the Lender in writing, but neither the maximum amount of Indebtedness secured thereby nor the Property covered thereby shall increase; (c) deposits with clearing brokers and dealers in the ordinary course of business and on customary terms; (d) purchase money Liens on Property to be acquired by it, if the Indebtedness secured thereby does not exceed the purchase price of such Property; (e) Liens on Margin Stock if such Liens do not cover Margin Stock with a fair value equal to at least 25% of the fair value of all of the Property of the Borrower and its Subsidiaries, measured at the time of creation of such Liens, and (f) Liens in favor of the Lender.

6.3 Contingent Liabilities. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except (a) as heretofore disclosed to the Lender; (b) guaranties of Indebtedness aggregating no more than $250,000 at any one time outstanding, and (c) for the endorsement of checks or other negotiable instruments in the ordinary course of business.

6.4 Mergers, Consolidations and Dispositions and Acquisitions of Assets. In any single transaction or series of transactions, directly or indirectly (a) liquidate or dissolve; (b) be a party to any merger or consolidation; (c) sell, convey or lease all or any substantial part of its assets (including any line of business), except for sale of securities in the ordinary course of business; (d) pledge, transfer or otherwise dispose of any shares of capital stock of a Subsidiary or any Indebtedness of a Subsidiary, or permit any Subsidiary to issue any additional shares of capital stock other than to the Borrower or to acquire any shares of capital stock of the Borrower or any Subsidiary; or (e) acquire all or substantially all of the assets or any line of business of any Person, or a majority of stock of or similar interest in any other Person, (other than the acquisition of all of the equity issued by The Edelman Financial Center, LLC) after the date hereof, if (with respect to this clause (e)) the aggregate consideration for such transaction exceeds $15,000,000.

6.5 Nature of Business; Management. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged or permit any material change in its management.

6.6 Transactions with Related Parties. Enter into any transaction or agreement with any officer, director or holder of any outstanding interest in the Borrower or any of its Subsidiaries (or any Affiliate of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

6.7 ERISA. At any time permit any Plan to (a) engage in any “prohibited transaction” as defined in ERISA; (b) incur any “accumulated funding deficiency” as defined in ERISA, or (c) be terminated in a manner which could result in the imposition of a Lien on any Property of the Borrower or any of its Subsidiaries pursuant to ERISA.

7. Events of Default and Remedies.

7.1 Events of Default. If any of the following events shall occur and be continuing, then the Lender may do any or all of the following: (1) without notice to the Borrower, declare the Note to be, and thereupon the Note shall forthwith become, immediately due and payable, together with all accrued interest thereon and all earned or accrued commitment fees hereunder, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to the Borrower, terminate all commitments; (3) by notice in writing to the Borrower, accelerate the Termination Date to a date as early as the date of the notice; (4) exercise its rights of offset against each account and all other Property of the Borrower in the possession of the Lender, which right is hereby granted by the Borrower to the Lender, and (5) exercise any and all other rights pursuant to the Credit Documents:

(a) The Borrower shall fail to pay or prepay any principal of the Note as and when due; or

(b) The Borrower shall fail to pay any interest on the Note or any commitment fee or other Obligation as and within five days of when due; or

(c) The Borrower or any of its Subsidiaries (1) shall fail to pay at maturity, or within any applicable period of grace, any principal of or interest on any other borrowed money obligation or shall fail to observe or perform any term, covenant or agreement contained in any agreement or obligation by which it is bound, or (2) is in default under or in violation of any Legal Requirement; or

(d) Any representation or warranty made in connection with any Credit Document shall prove to have been incorrect, false or misleading; or

(e) Default shall occur in the punctual and complete performance of any covenant of the Borrower or any other Person contained in any Credit Document; or

(f) A final judgment for the payment of money shall be rendered against the Borrower or any of its Subsidiaries and (1) the same shall remain undischarged by the date as of which the judgment creditor may execute thereon and (2) such execution shall not be effectively stayed; or

(g) Any Obligor shall claim, or any court shall find or rule, that the Lender does not have a valid Lien as provided for herein on any security which may have been provided by such Obligor; or

(h) The sale, encumbrance or abandonment (except as otherwise expressly permitted by the Credit Documents) of any Collateral; or the making of any levy, seizure or attachment thereof or thereon; or the loss, theft, substantial damage, or destruction thereof; or

(i) Any order shall be entered in any proceeding against the Borrower or any of its Subsidiaries decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or

(j) The occurrence of an Event of Default under any Credit Document; or

(k) The Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

(l) Any such petition or application shall be filed or any such proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or such Subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of the Borrower or any of its Subsidiaries or granting relief to the Borrower or any of its Subsidiaries or approving the petition in any such proceeding, and such order shall remain in effect for more than 60 days; or

(m) The Borrower or any of its Subsidiaries shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

(n) The Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(o) The President or Chief Executive Officer of the Borrower is an individual who is not a member of the Management Group; or

(p) Members of the Management Group and their respective spouses, descendants and Affiliates in the aggregate do not own at least 15% of the outstanding equity issued by the Borrower.

7.2 Remedies Cumulative. No remedy, right or power conferred upon the Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

8. Miscellaneous.

8.1 No Waiver. No waiver of any Default shall be deemed to be a waiver of any other Default. No failure to exercise or delay in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any Credit Document shall be effective unless the same is in writing and signed by the Person against whom such amendment is sought to be enforced. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

8.2 Notices. All notices under the Credit Documents shall be in writing and either (1) delivered against receipt therefor; (2) mailed by registered or certified mail, return receipt requested, or (3) sent by telecopy, in each case addressed as follows:

(a)	If to the Borrower, to:

Sanders Morris Harris Group Inc.
3100 JPMorgan Chase Tower
600 Travis, Suite 3100
Houston, Texas 77002
Telecopy No.: (713) 993-4677

(b)	If to the Lender, to:

JPMorgan Chase Bank, National Association
712 Main Street, 9th Floor CBB-N/397
Houston, Texas 77002
Attention: Kevin K. Rech
Telecopy No.: (713) 216-3024

or to such other address as a party may designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the second Business Day after deposit with the United States Postal Service); but, the notices required or permitted by Sections 2.3 and 3.1(c)(1) shall be effective only when actually received by the Lender. Actual notice shall always be effective.

8.3 Governing Law.  Unless otherwise specified therein, each Credit Document shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America.

8.4 Survival; Parties Bound.  All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall (a) survive the execution and delivery of the Credit Documents; (b) not be affected by any investigation made by any Person, and (c) bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Lender; but the undertaking of the Lender hereunder to make Loans and issue Letters of Credit shall not inure to the benefit of any successor or assign of the Borrower. The term of this Agreement shall be until the final maturity of the Note, the expiry or cancellation of all Letters of Credit and the payment of all amounts due under the Credit Documents.

8.5 Counterparts.  This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

8.6 Usury Not Intended; Refund of Any Excess Payments. It is the intent of the parties in the execution and performance of this Agreement to contract in strict compliance with the usury laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Lender and the Borrower stipulate and agree that none of the terms and provisions contained in any Credit Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate in excess of the Highest Lawful Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, reserved, taken, charged or received under this Agreement. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) treat all Loans as but a single extension of credit (and Borrower and the Lender agree that such is the case and that provision herein for multiple Loans and Notes is for convenience only); (b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (c) exclude voluntary prepayments and the effects thereof, and (d) ”spread” the total amount of interest throughout the entire contemplated term of the Loans. The Lender and the Borrower agree that Chapter 346 of the Texas Finance Code shall not apply to this Agreement, the Note, any Loan or any Letter of Credit. The provisions of this Section shall control over all other provisions of the Credit Documents which may be in apparent conflict herewith.

8.7 Captions.  The headings and captions appearing in the Credit Documents have been included solely for convenience and shall not be considered in construing the Credit Documents.

8.8 Expenses.  Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall pay on demand all out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for the Lender) in connection with (a) the negotiation, preparation, execution, filing, recording, refiling, re-recording, modification, supplementing and waiver of the Credit Documents; (b) the realizing upon the Collateral and all costs and expenses relating to the Lender’s exercising any of its rights and remedies under any Credit Document or at law, and (c) the performance by the Lender (in the applicable Obligor’s name or in the name of the Lender) of any agreement, covenant or obligations of any Obligor under the Credit Documents which such Obligor has not performed, in each case including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions and Uniform Commercial Code search fees; but (x) no right or option granted by an Obligor to the Lender pursuant to any Credit Document shall be deemed to impose or admit a duty on the Lender to supervise, monitor or control any aspect of the character or condition of any of the Collateral or any operations conducted in connection with it for the benefit of any Obligor or any other Person, and (y) the performance by the Lender of an agreement, covenant or obligation of any Obligor under any Credit Document which such Obligor has not performed shall not be considered or constitute a cure of such default or a waiver of the Lender’s right at any time after an Event of Default to exercise its rights and remedies under the Credit Documents and applicable law. If the Lender makes a payment in satisfaction of an agreement, covenant or obligation of any Obligor under any Credit Document which such Obligor has not performed, then the Lender shall be fully and automatically subrogated to all of the rights of the Person receiving such payment. Interest shall accrue on all such expenses from the date of written demand therefor at the Past Due Rate if such expenses are not reimbursed within 15 days after such date of demand. The obligations of the Borrower under this and the following Section shall survive the termination of this Agreement and/or the payment of the Note.

8.9 Indemnification.  The Borrower agrees to indemnify, defend and hold the Lender and its shareholders, directors, officers, employees and agents harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys’ fees and amounts paid in settlement) to which such Person may become subject arising out of or based upon the Credit Documents any Loan or any Letter of Credit, WHETHER THROUGH THE ACTUAL OR ALLEGED NEGLIGENCE OF SUCH PERSON OR OTHERWISE, except and to the extent caused by the gross negligence, willful misconduct or bad faith of the Person otherwise so indemnified.

8.10 Entire Agreement.  The Credit Documents embody the entire agreement between the Borrower and the Lender and supersede all prior proposals, agreements and understandings relating to the subject matter hereof.

8.11 Severability.  If any provision of any Credit Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Each waiver in the Credit Documents is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanction to be imposed against the Lender for having bargained for and obtained it.

8.12 Disclosures.  Every reference in the Credit Documents to disclosures of the Borrower to the Lender, to the extent that such references refer to disclosures at or before the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Lender in an orderly manner concurrently with the execution hereof.

THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

SANDERS MORRIS HARRIS GROUP, INC., a Texas corporation

By:	/s/ Ben T. Morris

Ben T. Morris Chief Executive Officer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION a national banking association

By:	/s/ Kevin K. Rech

Kevin K. Rech Senior Vice President

Exhibit A - Note
Exhibit B - Request for Loan
Exhibit C - Legal Opinion
Exhibit D - Certificate of No Default

Schedule 1 - Existing Letters of Credit

Appendix I - Subsidiaries